EXHIBIT 10.1

                            AMENDMENT NO. 1 TO THE
             ANNUAL MANAGEMENT INCENTIVE COMPENSATION PLAN OF 1994

                  (Approved by Stockholders on June 13, 1995)


1. The section headed MEASURES OF PERFORMANCE is amended to reflect the following:

      a) Performance measure (a), Corporate earnings (after-tax operating earnings per share) is revised to provide a table of award levels as related to percent of goal achieved which provides for no award if earnings per share do not exceed 90% of goal. The table is as follows:

              Corporate After-Tax Operating Earnings Performance

                         Earnings per share                          Percent
                            (% of goal)                        Achievement Awarded
                         ----------------                      -------------------
                                 90%                                    0
                                 93                                    50%
                                 97                                    75
                                100                                   100
                                104                                   110
                                110                                   125
                                120                                   150
                                130                                   200
                         Above  130                            Additional 25% per
                                                               10% of goal reached


      b) Performance measure (b) is deleted and replaced by the following performance measure:

                                Efficiency Ratio

                                                                     %
                               Ratio                            Achievement
                               -----                            -----------
                               25.71%                                 0
                               25.66                                 25%
                               25.48                                 50
                               25.29                                 75
                               25.18                                 90
                               25.10                                100
                               25.06                                110
                               25.00                                125
                               24.89                                150
                               24.65                                200

                          *Maximum = 200% Achievement





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            "Efficiency Ratio" is defined as the ratio of expenses to premium income (including Group administrative services only fees).

2. The Plan is further amended to add a Key Contributor Plan. This plan will function as follows:

      a) There will be 5-25 participants each year, with participation for the year based on special performance.
      b) Award payments under the plan will be equivalent to a flat dollar amount not related to salary.
      c)    Determination of participants and payout amounts will be made by the Compensation Committee upon recommendation by the CEO.
      d)    Award payments will be made in the Class B Common Stock of the
            Company, with the number of shares determined by dividing the dollar value of the award by the market price of the stock at the time of the award.
      e) While the participant will own the stock immediately upon grant, the stock cannot be sold for a period of three years from the date of grant.

      The total cost of this plan will not exceed $1,750,000 during any year.





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